UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
____________

Date of report (Date of earliest event reported) December 13, 2005

Cendant Corporation
(Exact name of Registrant as specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation) 9 West 57th Street New York, NY (Address of principal executive office)	1-10308 (Commission File No.)	06-0918165 (I.R.S. Employer Identification Number) 10019 (Zip Code)

Registrant's telephone number, including area code (212) 413-1800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On December 13, 2005, Cendant Corporation (the “Company”) announced an update to its financial projections. The Company also announced specific actions to address certain challenges at its Travel Distribution Services Division (TDS) and said its previously announced plan to separate Cendant into four independent, publicly traded, pure-play companies remains on track, with certain modifications.

In addition, the Company announced changes in the planned executive leadership at two of the four standalone companies including that Samuel L. Katz will no longer serve as Chairman and CEO of TDS, effective immediately, and that Henry R. Silverman will now become Chairman and CEO of the new Real Estate Services company upon its expected spin-off in the spring of 2006.

The Company also announced that the new Hospitality company will now include the Company’s Vacation Network Group that was previously proposed to become a part of the new TDS company.

Attached hereto as Exhibit 99.1 and incorporated herein by reference is a copy of the press release issued today.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated December 13, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION
By:	/s/ Eric J. Bock
Eric J. Bock Executive Vice President, Law and Corporate Secretary

Date: December 13, 2005

CENDANT CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated December 13, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 13, 2005.